UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 – Regulation FD Disclosure.

On January 3, 2020, Goldman Sachs Private Middle Market Credit II LLC (the “Fund”) disclosed the below information pertaining to its investment activity:

Recent Investment Activity

From October 1, 2019 to December 6, 2019, the Fund made new investment commitments and fundings of $155.2 million and $140.0 million, respectively. New investment commitments were comprised of 100% first lien debt and made across nine new portfolio companies and one existing portfolio company. Sales and repayments totaled $2.0 million.

Set forth below is a brief description of the Fund’s investment activity during the period from October 1, 2019 to December 6, 2019:

Acquia Inc.

Acquia Inc. (“Acquia”) provides web content management platform tools for enterprise and mid-market customers. In November 2019, the Fund provided a $16.4 million first lien senior secured loan and a $1.9 million first lien revolver to Acquia. These loans bear interest at a rate of LIBOR plus 7.00% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

Chronicle Bidco Inc.

Chronicle Bidco Inc. (“Lexitas”) is a provider of outsourced litigation support services and solutions to law firms and legal departments of insurance companies and corporations. In October 2019, the Fund provided a $10.5 million first lien senior secured loan, a $4.4 million delayed draw first lien loan, and a $1.3 million first lien revolver to Lexitas. These loans bear interest at a rate of LIBOR plus 5.75% per year (subject to a 1.00% LIBOR floor) and mature in 2025. The delayed draw term loan is subject to a commitment termination in 2021.

Connectwise, LLC

Connectwise, LLC (“Connectwise”) is a provider of business management software solutions to the IT managed service provider market. In November 2019, the Fund provided a $20.2 million first lien senior secured loan and a $1.5 million first lien revolver to Connectwise. These loans bear interest at a rate of LIBOR plus 6.00% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

CST Buyer Company

CST Buyer Company (“Intoxalock”) is a provider of ignition interlock devices in 45 states across the United States. In October 2019, the Fund provided an $18.2 million first lien senior secured loan and a $1.3 million first lien revolver to Intoxalock. These loans bear interest at a rate of LIBOR plus 5.75% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

EPTAM Plastics Ltd.

EPTAM Plastics Ltd. (“EPTAM”) is an outsourced manufacturer of precision plastic and metals components for various end-markets including medical devices, aerospace and defense, semiconductor and other diversified industrials. In December 2019, the Fund provided a $6.4 million first lien senior secured loan, a $2.7 million delayed draw first lien loan and a $1.4 million first lien revolver to EPTAM. These loans bear interest at a rate of LIBOR plus 5.50% per year (subject to a 1.00% LIBOR floor) and mature in 2025. The delayed draw term loan is subject to a commitment termination in 2021.

Mailgun Technologies Inc.

Mailgun Technologies Inc. (“Mailgun”) is a digital communication platform, providing the underlying infrastructure for companies to transmit transactional and marketing e-mails. In October 2019, the Fund provided a $1.3 million first lien revolver to Mailgun. This loan bears interest at a rate of LIBOR plus 5.00% per year (subject to a 1.00% floor). The first lien revolver matures in 2025.

Premier Imaging LLC

Premier Imaging LLC (“Lucid Health”) is a radiology practice in Ohio and Wisconsin providing 24/7 on-site and remote support across a number of subspecialties. In December 2019, the Fund provided a $17.5 million first lien senior secured loan to Lucid Health. This loan bears interest at a rate of LIBOR plus 5.75% per year and matures in 2025.

PT Intermediate Holdings III LLC

PT Intermediate Holdings III LLC (“Parts Town”) is an original equipment manufacturer, parts distributor and service provider to the foodservice equipment market. Customers include other service providers, restaurants and institutions. In November 2019, the Fund provided a $17.6 million first lien senior secured loan to Parts Town. This loan bears interest at a rate of LIBOR plus 5.50% per year (subject to a 1.00% LIBOR floor) and matures in 2025.

SelectQuote Inc.

SelectQuote Inc. (“SelectQuote”) is a technology-enabled direct-to-consumer insurance distribution platform spanning multiple insurance markets including senior, life and auto & home in the United States. In November 2019, the Fund provided a $15.7 million first lien senior secured loan to SelectQuote. This loan bears interest at a rate of LIBOR plus 6.00% per year (subject to a 1.00% floor). The first lien senior secured loan matures in 2024.

Viant Medical Holdings Inc.

Viant Medical Holdings Inc. (“Viant Medical”) is a medical device contract manufacturer specializing in medical components and medical devices. In November 2019, the Fund provided a $19.4 million first lien senior secured loan to Viant Medical. This loan bears interest at a rate of LIBOR plus 6.25% per year (subject to a 1.00% LIBOR floor) and matures in 2025.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit II LLC

Date: January 3, 2020	By:	/s/ Brendan McGovern
Name: Brendan McGovern
Title: Chief Executive Officer and President